AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2003

                                                      REGISTRATION NO. 333-97789





                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                              ____________________

                         POST-EFFECTIVE AMENDMENT NO. 5
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ____________________

                                   E-REX, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                     NEVADA
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                                   88-0292890
                                (I.R.S. Employer
                               Identification No.)


                       12000 BISCAYNE BOULEVARD, SUITE 406
                              MIAMI, FLORIDA  33181
          (Address of Principal Executive Offices, Including Zip Code)
                              ____________________


                 2002 Non-Qualified Stock Grant and Option Plan
                            (Full Title of the Plan)

                              ____________________

                                 Carl E. Dilley
                       12000 Biscayne Boulevard, Suite 406
                              Miami, Florida  33181
                                 (305) 895-3350
           (Name, Address, and Telephone Number of Agent for Service)


                                   COPIES TO:

                             Brian A. Lebrecht, Esq.
                            The Lebrecht Group, APLC
                        22342 Avenida Empresa, Suite 220
                    Rancho Santa Margarita, California 92688
                                 (949) 635-1240

                                     CALCULATION OF REGISTRATION FEE


Title of Securities     Amount to be     Proposed Maximum            Proposed Maximum           Amount of
to be Registered        Registered       Offering Price per Share    Aggregate Offering Price   Registration Fee
----------------------  ---------------  --------------------------  ------------------------   ----------------

Common Stock,
par value $0.001 . . .  128,500,000 (2)        $   0.01 (1)                 $1,285,000             $118.22 (3)

TOTAL REGISTRATION FEE  128,500,000                                         $1,285,000             $118.22 (3)



(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the average of the closing bid and ask price as reported by the NASDAQ Over-The-Counter Bulletin Board on August 5, 2002.

(2) The securities to be registered represent shares of Common Stock reserved for issuance under the E-Rex, Inc. 2002 Non-Qualified Stock Grant and Option Plan (the "Plan"). Pursuant to Rule 416, shares of Common Stock of the Company issuable pursuant to the exercise of awards granted or to be granted under the Plan in order to prevent dilution resulting from any future stock split, stock dividend, or similar transaction, are also being registered hereunder.

(3)     Of  the  Registration  Fees,  $81.42  was  previously  paid.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.   PLAN  INFORMATION.*

ITEM  2.   REGISTRANT  INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*Information required by Part I to be contained in the Section 10 (a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

The Registrant is filing this Post-Effective Amendment No. 5 to the Registration Statement on Form S-8 previously filed on August 7, 2002, as amended in Post-Effective Amendment No. 1 filed on September 25, 2002, Post-Effective Amendment No. 2 filed on October 28, 2002, Post-Effective Amendment No. 3 filed on December 12, 2002, and Post-Effective Amendment No. 4 filed on January 14, 2003 to reflect an increase in the number of shares in the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

     (i) The Registrant's Annual Report dated August 26, 2002 on Form 10-KSB/A filed with the Commission on August 28, 2002.

     (ii) The Registrant's Quarterly Report Dated November 11, 2002 on Form 10-QSB filed with the Commission on November 14, 2002.

     (iii) All other reports and documents previously and subsequently filed by the Registrant before and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM  4.   DESCRIPTION  OF  SECURITIES.

     The Company's authorized capital stock consists of 250,000,000 shares of Common Stock, par value $0.001.

     The holders of Common Stock are entitled to one vote for each share held of record on all matters on which the holders of Common Stock are entitled to vote. Cumulative voting is not permitted in any election of directors.

     The holders of Common Stock are entitled to receive, ratably, dividends when, as and if declared by the Board of Directors out of funds legally available therefore. The current policy of the Board of Directors, however, is to retain earnings, if any, for the operation and expansion of the Company's business.

     Upon liquidation, dissolution, or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution, after payment of or provision for all debts and liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

     The holders of Common Stock do not have preemptive, subscription, redemp-tion or conversion rights under the Company's Articles of Incorporation, as amended. There are no redemption or sinking fund provisions applicable to the Common Stock. The outstanding shares of Common Stock are fully paid and nonassessable.

ITEM  5.   INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by The Lebrecht Group, APLC, counsel to the Company.

     The Lebrecht Group, APLC, is the beneficial owner of 4,000,000 shares of the Company's Common Stock as of the date hereof.

ITEM  6.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation. On February 15, 2002, the Board of Directors of the Company, in accordance with the Bylaws of the Company and applicable sections of the Nevada Revised Statutes, unanimously approved an Indemnification Agreement between the Company and each of its directors.

ITEM  7.   EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.   EXHIBITS

3.1(1)     Certificate  of  Incorporation,  as  amended,  of  E-Rex,  Inc.

3.2(1)     By-laws  of  the  Registrant

5.1        Opinion  of  The  Lebrecht  Group,  APLC

10.1(2)    E-Rex,  Inc.  2002  Non-Qualified  Stock  Grant and Option Plan

10.2(2)    Form  of  Stock  Option  Agreement

10.3(3) First Amendment to E-Rex, Inc. 2002 Non-Qualified Stock Grant and Option Plan

10.4(4) Second Amendment to E-Rex, Inc. 2002 Non-Qualified Stock Grant and Option Plan

10.5(5) Third Amendment to E-Rex, Inc. 2002 Non-Qualified Stock Grant and Option Plan

10.6(6) Fourth Amendment to E-Rex, Inc. 2002 Non-Qualified Stock Grant and Option Plan

10.7       Fifth  Amendment to E-Rex, Inc. 2002 Non-Qualified Stock Grant and
           Option  Plan

23.1       Consent  of  The  Lebrecht  Group, APLC (included in Exhibit 5.1).

23.2       Consent  of  Parks, Tschopp, Whitcomb & Orr P.A., Certified Public
           Accountants.
___________________
(1) Incorporated by reference from Registrant's Registration Statement on Form 10-SB filed on September 13, 1999.
(2) Incorporated by reference from Registrant's Registration Statement on Form S-8 filed on August 7, 2002.
(3) Incorporated by reference from Registrant's Post-Effective Amendment No 1 to Registration Statement on Form S-8 filed on September 26, 2002.
(4) Incorporated by reference from Registrant's Post-Effective Amendment No 2 to Registration Statement on Form S-8 filed on October 28, 2002.
(5) Incorporated by reference from Registrant's Post-Effective Amendment No 3 to Registration Statement on Form S-8 filed on December 12, 2002.
(6) Incorporated by reference from Registrant's Post-Effective Amendment No 4 to Registration Statement on Form S-8 filed on January 14, 2003.

ITEM  9.   UNDERTAKINGS.

(a)     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on February 10, 2003.


                                              E-Rex,  Inc.


                                             /s/  Carl  Dilley
                                             ------------------------------
                                             By:  Carl  Dilley
                                             Its:  President  and  Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



/s/  Donald  A.  Mitchell               February  10,  2003
-------------------------
Donald  A.  Mitchell
Chairman  of  the  Board


/s/  Joseph  Pacheco                    February  10,  2003
-------------------------
Joseph  Pacheco
Director